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                                                                    Exhibit 10.1


                             EMPLOYMENT AGREEMENT

          THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of April 11, 2001, by and between AQUA CARE SYSTEMS, INC., a Delaware corporation (the "Company"), and H. MARTIN JESSEN, an individual ("Executive").

                             W I T N E S S E T H :

          WHEREAS, the Company and Executive desire to enter into an employment arrangement and this Agreement to assure the Company of the continuing service of Executive and to set forth the terms and conditions of Executive's employment with the Company;

          NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties agree as follows:

     1.   Employment.
          ----------

          1.1.  Title and Duties. The Company hereby employs Executive as
                ----------------
President and Chief Executive Officer of the Company and shall report directly to the Board of Directors of the Company (the "Board of Directors"). Executive's duties, responsibilities and authority shall be consistent with Executive's position and shall include such other duties, responsibilities and authority as may be assigned to Executive by the Board of Directors.

          1.2.  Services and Exclusivity of Services.  The Company and Executive
                ------------------------------------
recognize that the services to be rendered by Executive are of such a nature as to be peculiarly rendered by Executive, encompass the individual ability, managerial skills and business experience of Executive and cannot be measured exclusively in terms of hours or services rendered in any particular period. During the Term (as defined below), Executive shall devote substantially all of his business time and attention to the business and affairs of the Company consistent with his position with the Company and shall use his best efforts to promote its best interests.

          1.3.  Noncompetition and Nonsolicitation. Executive agrees that during
                ----------------------------------
the Term (as defined in Section 2 below) of this Agreement (and in the case of termination pursuant to Section 5 below for a period of one year thereafter), Executive will neither directly nor indirectly engage in a business competing with any of the businesses conducted by the Company or any of its subsidiaries or affiliates as of the date of such termination, nor without the prior written consent of the Company directly or indirectly have any interest in, own, manage, operate, control, be connected with as a stockholder, joint venturer, officer, employee, partner or consultant, or otherwise engage, invest or participate in any business that is competitive with any of the businesses conducted by the Company or by any subsidiary or affiliate of the Company; provided, however, that nothing contained in this section 1.3 shall prevent Executive from investing or trading in stocks, bonds, commodities, securities, real estate or other forms of investment for Executive's own account and benefit (directly or indirectly), up to a maximum of 5% of the total equity or voting power of such entity, so long as such investment activities do not significantly interfere with Executive's services to be rendered hereunder and are consistent with
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the conflict of interest policies maintained by the Company from time to time.
Executive further agrees that (i) during the Term of this Agreement and for a period of one year thereafter Executive will not on his own behalf or on behalf of any person or entity, directly or indirectly, hire or solicit the employment of any employee who is employed by the Company or any of its affiliates, subsidiaries or divisions as of the date of such termination and (ii) for a period of one year after the Term of this Agreement, Executive will not, directly or indirectly, have any business-related dealings or contact with any clients, suppliers, distributors or vendors of the Company or any of its affiliates, subsidiaries or divisions, for or on behalf of any business that is competitive with any of the businesses conducted by the Company or by any subsidiary or affiliate of the Company at the conclusion of the Term or which adversely effects the relationship between the Company and any such client, supplier, distributor or vendor.

          1.4.  Location of Office; Relocation Costs and Expenses. The Company
                -------------------------------------------------
shall make available to Executive an office and support services at its new offices in southern California. In addition, the Company shall reimburse Executive for, or pay directly, the actual cost and expenses incurred by Executive in connection with his relocation, including closing costs and commissions for both selling Executive' s current home and purchase of new home convenient to the offices located in southern California, actual moving expenses and miscellaneous costs and expenses associated with such move, including transitional living expenses (room and board) for up to three (3) months; provided, however, that the amount paid by the Company under this Section 1.4
--------  -------
with respect to the purchase and sale of Executive's personal residence shall not exceed $125,000.

     2.   Term. The period of employment under this Agreement (the "Term") shall
          ----
commence as of April 12, 2001, (the "Effective Date") and shall continue for a period of thirty-six (36) full calendar months thereafter, as herein provided.

     3.   Compensation.
          ------------

          3.1.  Base Salary. During the first twelve (12) calendar months of
                -----------
this Agreement, the Company will pay to Executive an annual base salary at the rate of $200,000, payable in accordance with the Company practices in effect from time to time ("Base Salary"). Amounts payable shall be reduced by standard withholding and other authorized deductions. Such Base Salary shall be increased to $250,000 on April 9, 2002, and increased to $300,000 on April 9, 2003. Executive's Base Salary shall not be decreased except upon mutual agreement between the parties.

          3.2.  Bonuses, Incentive, Stock Option, Savings and Retirement Plans,
                --------------------------------------------------------------
                Welfare Benefit Plans.
                ---------------------

                (a) Except as provided herein, Executive shall be entitled to participate in all annual and long-term bonuses and incentive, savings and retirement plans generally available to other similarly situated employees of the Company at the sole and absolute discretion of the Company. Executive, and Executive's family as the case may be, shall be eligible to participate in and receive all benefits under welfare benefit plans, practices, programs and policies provided to other similarly situated employees of the Company, including, without

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limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs. The Company reserves the right to modify, suspend or discontinue any and all of its benefits referred to in this Section 3.2(a) at any time without recourse by Executive so long as such action is taken generally with respect to other similarly situated peer executives and does not single out Executive.

          (b) Executive shall be entitled to receive an annual incentive cash bonus, payable on the earlier to occur of (i) the date on which the Company pays bonuses to similarly situated employees of the Company or (ii) the one hundred eightieth (180th) day after the end of each fiscal year of the Company, for the Company's fiscal year ending December 31, 2001 and for each full fiscal year thereafter, upon meeting or exceeding the performance, operational and managerial criteria and measurements set by the Compensation Committee (the "Compensation Committee") of the Board of Directors in consultation with the Executive.

          (c) The Executive shall be granted an option (the "Option") to acquire 300,000 shares of the Company's common stock pursuant to a stock incentive plan mutually acceptable to the parties. The Option shall be exercisable at $2.25 per share and shall vest according to the following schedule: 100,000 shares shall vest on the date hereof; 100,000 shares shall vest on the first anniversary of the date of this Agreement; and 100,000 shares shall vest on the last day of the initial Term of this Agreement. The Option shall be memorialized in normal and customary agreements between the Company and Executive within thirty (30) days of the date of grant.

     3.3. Fringe Benefits.  Executive shall be entitled to receive fringe
          ---------------
benefits consistent with Executive's duties and position, and in accordance with the benefits provided to other similarly situated employees of the Company.
Such benefits shall include the full time use of an automobile, including reimbursement for all operating and maintenance costs, consistent with the Company's corporate policy on automobiles as in effect from time to time. The amount of such benefits shall be set by the Compensation Committee. The Company reserves the right to modify, suspend or discontinue any and all of its fringe benefits referred to in this Section 3.3 at any time without recourse by Executive so long as such action is taken generally with respect to other similarly situated peer executives and does not single out Executive.

     3.4. Expenses.  Executive shall be entitled to reimbursement for expenses
          --------
incurred in the furtherance of the business of the Company in accordance with the Company's practices and procedures, as they may exist from time to time. Executive shall keep complete and accurate records of all expenditures such that Executive may fully account according to the Company's practices and procedures.

     3.5. Vacation.  Executive shall be entitled to two (2) weeks paid vacation
          --------
during the first year of the Term of this Agreement, three (3) weeks paid vacation during the second year of the Term of this Agreement and four (4) weeks paid vacation during the third year of the Term of this Agreement and such other absences from work that are reasonably consistent with the performance of Executive's duties as provided in this Agreement. Any unused portion of the vacation to which Executive is entitled hereunder may be carried over from year to year.

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     3.6. Additional Benefits Upon a Change of Control.
          --------------------------------------------

          (a) In the event a Change of Control (as defined below) occurs during the Term of this Agreement and the Executive's employment is terminated within 180 days after the consummation of such Change of Control, the Executive, or the Executive' s estate, shall be entitled to receive, within thirty (30) days after the Change of Control, a cash lump sum amount equal to:

               (i) three times the Executive' s yearly Base Salary plus the target Annual Bonus scheduled for the year in which there is a Change of Control; plus

               (ii) the present value (as determined by a nationally recognized employee benefits consulting firm agreed to by Executive and the Company) of the health, life insurance, disability and accident insurance plans or programs covering Executive for the balance of the Term.

          (b) "Change of Control" shall mean the occurrence of any of the following:

               (i) the acquisition by any person (including any syndicate or group deemed to be a "person" under Section 13(d)(3) or 14(d)(2) of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision to either of the foregoing, of "beneficial ownership" directly or indirectly, of shares of capital stock of the Company entitling such person to exercise 50% or more of the total voting power of all "Voting Shares" of the Company;

               (ii) during any year or any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i) or (iii) of this definition) whose election by the Board or nomination for election by the Company' s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (hereinafter referred to as "Continuing Directors"), cease for any reason to constitute at least a majority thereof; or

               (iii) any consolidation of the Company with, or merger of the Company into, any other person, any merger of another person into the Company, or any sale or transfer of all or substantially all of the assets of the Company to another person (other than (x) a consolidation or merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of capital stock other than shares of capital stock owned by any of the parties to the consolidation or merger or
     (y) a merger which is effected solely to change the jurisdiction of incorporation of the Company or (z) any consolidation with or merger of the Company into a wholly owned

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     subsidiary, or any sale or transfer by the Company of all of substantially all of its assets to one or more of its wholly owned subsidiaries in any one transaction or a series of transactions).

Notwithstanding the foregoing, unless otherwise determined by the Company, no change in control of the Company shall be deemed to have occurred if (x) the Executive is a member of a group which first announces a proposal which, if successful, would result in a Change of Control, which proposal (including any modifications thereof) is ultimately successful, or (y) the Executive acquires a two percent or more equity interest in the entity which ultimately acquires the Company pursuant to the transaction described in (x) of this paragraph.

          "Beneficial Ownership" shall be determined in accordance with Rule 13d-3 promulgated under the Exchange Act, except that a person shall be deemed to be the "beneficial owner" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

          "Voting Share" means all outstanding shares of any class or classes (however designated) of capital stock of the Company entitled to vote generally in the election of the Board of Directors of the Company.

          (c) For purposes of this Section 3.6, the occurrence of any of the following shall be deemed a termination of the Executive's employment: (i) a change in Executive's position, title, duties, authority or responsibilities or any other action by the Company which results in a material diminution of the position, title, duties, authority, or responsibilities of Executive and which change or other such action was not consented to by Executive, (ii) a reduction in Executive's Base Salary as in effect on the date of this Agreement or as the same may be increased from time to time, or a reduction in Executive's other benefits unless, with respect to a reduction of benefits, all executives of the Company are similarly affected, or (iii) the Company shall materially breach any provision of this Agreement, which breach shall continue unremedied for 20 days after written notice thereof by Executive.

     4.   Confidential Information.
          ------------------------

          4.1. General. Executive acknowledges that during employment by and as
               -------
a result of a relationship with the Company, Executive will obtain knowledge of and gain access to information regarding the Company's business, operations, products, proposed products, production methods, processes, customer lists, advertising, marketing and promotional plans and materials, price lists, pricing policies, financial information and other trade secrets, confidential information and material proprietary to the Company or designated as being confidential by the Company which is not generally known to non-Company personnel, including information and material originated, discovered or developed in whole or in part by Executive (collectively referred to herein as "Confidential Information"). Executive agrees that during the Term of this Agreement and, to the fullest extent permitted by law, thereafter, Executive will, for the benefit of the Company, hold all Confidential Information strictly in confidence and will not knowingly directly or indirectly reveal, report, disclose, publish or transfer any of such Confidential

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Information to any person, firm or other entity, or utilize any of the
Confidential Information for any purpose, except in furtherance of Executive's employment under this Agreement.

          4.2. Proprietary Interest.  All inventions, designs, improvements,
               --------------------
patents, copyrights and discoveries conceived by Executive during the Term of this Agreement that are useful in or directly or indirectly related to the business of the Company or to any experimental work carried on by the Company, shall be the property of the Company except as mutually agreed in writing by the Company and Executive. Executive will promptly and fully disclose to the Company all such inventions, designs, improvements, patents, copyrights and discoveries (whether developed individually or with other persons) and shall take all steps necessary and reasonably required to assure the Company's ownership thereof and to assist the Company in protecting or defending the Company's proprietary rights therein.

          4.3. Return of Materials.  Executive expressly acknowledges that all
               -------------------
lists, books, records and other Confidential Information of the Company obtained in connection with the Company's business is the exclusive property of the Company and that upon the expiration or earlier termination of this Agreement, Executive will immediately surrender and return to the Company all such items and all other property belonging to the Company then in the possession of Executive, and Executive shall not make or retain any copies thereof except to the extent that such materials are generally available to the public.

     5.   Termination Prior to Expiration of Term.  Executive's employment, and
          ---------------------------------------
his rights under this Agreement, may be terminated prior to the expiration of the Term of this Agreement only as provided in this section 5.

          5.1. Death or Disability.
               -------------------

               (a) Executive' s employment hereunder shall automatically terminate upon the death of Executive. If Executive's employment is terminated as a result of death, Executive's estate or personal representative shall be entitled to receive, within thirty (30) days after the date of death, a lump sum payment equal to Executive's full Base Salary as of the date of death. Executive and/or Executive's dependents shall be entitled, at no cost to them, to continue to participate in the Company's welfare benefit plans and programs on the same terms as similarly situated active employees for a period of twelve (12) months from the date of death. Executive and/or Executive's dependents shall thereafter be entitled to the maximum of any continuation of such benefits provided under such benefit plans or by applicable law.

               (b) In the event of Executive's Disability (as defined below), Executive shall be entitled to receive Executive' s full Base Salary plus the target Annual Bonus for a period of twelve (12) months from the date on which Executive was first unable to substantially perform his duties hereunder. If, upon the expiration of the twelve (12) month period, Executive is unable to perform his duties hereunder, this Agreement shall automatically terminate and Executive shall be entitled to receive, within thirty (30) days from the date of such termination, a lump sum payment equal to Executive's full Base Salary as of the date of termination. Executive and/or Executive's dependents shall be entitled, at no cost to them, to continue to participate in the Company's welfare benefit plans and programs on the same terms

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

as similarly situated active employees for a period of twelve (12) months from the date Executive was first unable to substantially perform Executive's duties hereunder. Executive and/or Executive's dependents shall thereafter be entitled to the maximum of any continuation of such benefits provided under such benefit plans or by applicable law.

               (c) "Disability" shall mean a total and permanent physical or mental impairment that either substantially limits a major life activity of Executive or renders Executive unable to perform the essential functions of Executive's position, even with reasonable accommodation. In the event of a disagreement, Executive's Disability shall be determined by the arbitration provisions of Paragraph 6. The arbitrators shall make their determination as to the Executive' s disability, in good faith, based upon information supplied by Executive and/or Executive's medical personnel or others selected by the Company or its insurers.

          5.2. Discharge Other Than For Cause. If Executive's employment is
               ------------------------------
terminated as a result of discharge other than for Cause (as defined below), the Company shall not be obligated to pay the Executive any sums of money other than
(1) a lump sum payment equal to (a) during the first twelve months of the Term of this Agreement, 100% of the Base Salary in effect as of the date of such termination, (b) during the second twelve months of the Term of this Agreement, 125% of the Base Salary in effect as of the date of such termination and (c) during the third twelve months of the Term of this Agreement, 150% of the Base Salary in effect as of the date of such termination and (2) any previously accrued authorized bonus or other compensation (if any) for the period of Executive's employment prior to such termination, and (3) any previously vested benefits, such as previously vested retirement benefits. Furthermore, the Company shall honor any rights previously vested in Executive under a stock option or similar plan or program.

          5.3. Discharge for Cause. If Executive's employment is terminated as a
               -------------------
result of discharge for Cause (as defined below), the Company shall pay the Executive any accrued and unpaid Base Salary through the date of such termination and any previously accrued authorized and unpaid bonus or other compensation (if any) for the period of Executive's employment prior to such termination and the Company shall have no further obligations to Executive under this Agreement.

          The term "Cause," as used herein, shall mean any of the following: (i) Executive's willful misconduct or gross negligence in the performance of his duties hereunder, (ii) the conviction, plea of guilty or nolo contendere of
                                                         ---- ----------
Executive in respect of any felony or other crime involving moral turpitude, dishonesty, theft or unethical business conduct, (iii) other fraudulent action against the Company or any affiliate, subsidiary or division thereof, (iv) a breach of fiduciary duty by Executive, or (v) habitual drug or alcohol abuse by Executive that materially interferes with Executive's ability to perform his obligations hereunder.

          5.4. Resignation. If Executive's employment is terminated as a result
               -----------
of resignation, the Company shall pay the Executive a lump sum payment equal to 25% of the Base Salary in effect as of the date of such termination and the Company shall have no further obligations to Executive under this Agreement.

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

          5.5. Limitation on Payments. Notwithstanding any other provision
               ----------------------
herein to the contrary, in the event that the Executive becomes entitled to any payments under this Agreement and any portion of such payments or benefits, in the absence of this Section 5.4, would be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), then the amount payable to the Executive under this Agreement shall be reduced such that none of the amounts payable to the Executive under this Agreement, when added to any other payments or benefits received or to be received by the Executive in connection with a Change in Control or the termination of the Executive's employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in a Change in Control or any person having such a relationship with the Company or such person as to require attribution of stock ownership between the parties under Section 318(a) of the Code) shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code. For purposes of applying the foregoing sentence, if in the opinion of tax counsel selected by the Company's independent auditors and acceptable to the Executive, such payments or benefits (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code, then such amounts, or in the case of the amount representing reasonable compensation for services actually rendered before the date of the Change in Control, only so much of such amount as exceeds the "base amount" (within the meaning of Section 280G(b)(3) of the Code), shall be excluded from any such calculation. Furthermore, in determining the maximum amount of the payments to the Executive which would not constitute a parachute payment within the meaning of Sections 280G(b)(1) and (4), the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

     6.   Arbitration.
          -----------

          6.1. General. Any dispute, controversy or claim arising out of or
               -------
relating to this Agreement, the breach hereof or the coverage or enforceability of this arbitration provision shall be settled by arbitration in Los Angeles, California (or such other location as the Company and Executive may mutually agree), conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as such rules are in effect on the date of delivery of demand for arbitration. The arbitration of any such issue, including the determination of the amount of any damages suffered by either party hereto by reason of the acts or omissions of the other, shall be to the exclusion of any court of law. Notwithstanding the foregoing to the contrary, either party hereto may seek any provisional remedy in a court, including but not limited to an action for injunctive relief or attachment, without waiving the right to arbitration.

          6.2. Procedure. There shall be three arbitrators, one to be chosen by
               ---------
each party at will within 10 days from the date of delivery of demand for arbitration and the third arbitrator to be selected by the two arbitrators so chosen. If the two arbitrators are unable to select a third arbitrator within 10 days after the last of the two arbitrators is chosen by the parties, the third arbitrator will be designated, on application by either party, by the American Arbitration Association. The decision of a majority of the arbitrators shall be final and binding on both parties and their respective heirs, executors, administrators, personal representatives, successors and assigns. Judgment upon any award of the arbitrators may be entered in any court having jurisdiction, or application may be made to any such court for the judicial acceptance of the award and for an order of enforcement.

          6.3. Costs and Expenses. The Company shall pay the fees of all
               ------------------
arbitrators, witnesses and such other expenses as may be generated by the arbitration, except Executive's attorneys fees, unless a majority of the arbitrators concludes that such arbitration procedure was not instituted in good faith by Executive. In such event the arbitrators shall be empowered to allocate fees and assess costs and other expenses of the arbitration, except attorneys fees, as they may deem appropriate.

     7.   Non-Assignment. This Agreement shall not be assignable nor the duties
          --------------
hereunder delegable by Executive. None of the payments hereunder may be encumbered, transferred or in any way anticipated. The Company shall not assign this Agreement nor shall it transfer all or any substantial part of its assets without first obtaining in conjunction with such transfer the express assumption of the obligations hereof by the assignee or transferee.

     8.   Remedies. Executive acknowledges that the services Executive is to
          --------
render under this Agreement are of a unique and special nature, the loss of which cannot reasonably or adequately be compensated for in monetary damages, and that irreparable injury and damage will result to the Company in the event of any default or breach of this Agreement by Executive. Because of the unique nature of the Confidential Information, Executive further acknowledges and agrees that the Company will suffer irreparable harm if Executive fails to comply with the obligations in section 4 hereof and that monetary damages would be inadequate to compensate the Company for such breach. Accordingly, Executive agrees that the Company will, in addition to any other remedies available to it at law, in equity or, without limitation, otherwise, be entitled to injunctive relief and/or specific performance to enforce the terms, or prevent or remedy the violation, of any provisions of this Agreement. This provision shall not constitute a waiver by the Company of any rights to damages or other remedies which it may have pursuant to this Agreement or otherwise.

     9.   Representations and Warranties. The Executive hereby represents and
          ------------------------------
warrants to the Company that the Executive's execution, delivery and performance of this Agreement does not violate the terms of any agreement to which the Executive is currently a party or under which he currently has any obligation.

     10.  Survival. The provisions of sections 4, 5, 6 and 8 shall survive the
          --------
expiration or earlier termination of this Agreement.

     11.  Notices. Any notices or other communications relating to this
          -------
Agreement shall be in writing and delivered personally or mailed by certified mail, return receipt requested, to the party concerned at the address set forth below:

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

     If to Company:      Aqua Care Systems, Inc.
                         1820 N.W. 37th Street
                         Coral Springs, FL  33065
                         Attn: General Counsel

     If to Executive:    At Executive's residence address as maintained by the
                         Company in the regular course of its business for payroll purposes.

Either party may change the address for the giving of notices at any time by notice given to the other party under the provisions of this section 10.

     12.  Entire Agreement. This Agreement constitutes the entire agreement
          ----------------
between the parties and supersedes all prior written and oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. Without limiting the generality of the foregoing sentence, this Agreement supersedes all prior written or verbal agreements or understandings with respect to the subject matter hereof. This Agreement may not be changed orally, but only by an agreement in writing signed by both parties.

     13.  Counterparts. This Agreement may be executed in counterparts, each of
          ------------
which shall be an original, but all of which together shall constitute one agreement.

     14.  Construction. This Agreement shall be governed under and construed in
          ------------
accordance with the laws of the State of California. The paragraph headings and captions contained herein are for reference purposes and convenience only and shall not in any way affect the meaning or interpretation of this Agreement. It is intended by the parties that this Agreement be interpreted in accordance with its fair and simple meaning, not for or against either party, and neither party shall be deemed to be the drafter of this Agreement.

     15.  Severability. If any portion or provision of this Agreement is
          ------------
determined by arbitration or by a court of competent jurisdiction to be invalid, illegal or unenforceable, the remaining portions or provisions hereof shall not be affected. The covenants in this Agreement are severable and separate, and the unenforceability of any specific covenant shall not affect the enforceability of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and this Agreement shall thereby be reformed.

     16.  Binding Effect.The rights and obligations of the parties under this
          --------------
Agreement shall be binding upon and inure to the benefit of the permitted successors, assigns, heirs, administrators, executors and personal representatives of the parties.

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

          IN WITNESS WHEREOF, the parties have executed this Agreement on the day and in the year first written above.


                                        AQUA CARE SYSTEMS, INC.


                                        By:    /s/ Peter Rossi
                                              ------------------------
                                        Name:  Peter Rossi
                                        Title: Director


                                        EXECUTIVE

                                        /s/ H. Martin Jessen
                                        ------------------------------
                                        H. Martin Jessen